UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2014

Huntington Ingalls Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 29, 2014, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) approved an amendment (the “Amendment”), effective immediately, to the Company’s Code of Ethics and Business Conduct (the “Code of Ethics”). Among other changes, the Amendment adds new or revised sections to the Code of Ethics regarding “Safety” as a value of the Company; the expectations of each employee of the Company; the Company’s ethical decision-making model; the conduct of international business; reporting and investigating concerns and complaints; preventing theft and fraud; communicating responsibly; responsible business travel; outside employment and business ventures; speaking on the Company’s behalf; charitable contributions and activities; protecting the environment; promoting human rights; recruitment of current and former government employees; and preventing money laundering and terrorist financing.

The Code of Ethics and Business Conduct can be found on the Company’s internet website at www.huntingtoningalls.com under “Investor Relations—Corporate Governance—Highlights.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 3, 2014	By:	/s/ Bruce N. Hawthorne
Bruce N. Hawthorne
Corporate Vice President, General Counsel and Secretary

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